EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, Registration No. 2-80182, Form S-8, Registration No. 33-25331, Form S-8, Registration No. 33-55768, Form S-8, Registration No. 33-55766, Form S-3, Registration No. 33-61854 and Form S-8, Registration No. 33-65023, including the prospectuses therein, relating to the company's Stock Option Plan of 1982, Stock Option and Incentive Plan of 1988, Stock Option and Incentive Plan of 1992, Directors Stock Incentive Plan, Dividend Reinvestment and Stock Purchase Plan (as amended) and the Performance Bonus Stock Plan of 1995. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                             /s/  ARTHUR ANDERSEN LLP
                                             -----------------------------
                                                  Arthur Andersen LLP


Pittsburgh, Pennsylvania
September 18, 1996